CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that
Common Shares	primarily owns, manages and redevelops high quality retail properties which we refer to as Community
Centered Properties TM. As of December 31, 2016, we wholly owned 55 Community Centered
55 Community Centers	PropertiesTM with approximately 4.6 million square feet of gross leasable area, located in six of the top
4.6 Million Sq. Ft. of gross	markets in the United States in terms of population growth: Austin, Chicago, Dallas-Fort Worth,
leasable area	Houston, Phoenix and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,224 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery,
Common Shares: 29.8 Million	restaurants, medical, educational and financial services and entertainment. These tenants tend to occupy
Operating Partnership Units:	smaller spaces (less than 3,000 square feet) and, as of December 31, 2016 provided a 49% premium
1.1 Million	rental rate compared to our larger space tenants. The largest of our 1,224 tenants comprised only 3.6%
of our annualized base rental revenues for the three months ended December 31, 2016.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Dave Holeman, Chief Financial Officer			Brad Cohen
Dividend Yield: 8.1%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of February 28, 2017	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $14.16 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
February 28, 2017.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Strong Fourth Quarter Results
-Advances Transformation to Pure Play Retail REIT-
-Operating Portfolio Occupancy Increases 200 Basis Points-
-Annualized Base Rent per Leased Squared Foot Grows 16% -
-Net Income of $0.01 per Share-
-Funds From Operations Core of $0.34 per Share-
-Introduces 2017 Full Year Guidance-

Houston, Texas, March 1, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the fourth quarter and year ended December 31, 2016. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

Highlights

All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter 2016 Compared to Fourth Quarter 2015:

•	10.8% growth in revenues to $28.4 million

•	Net income attributable to Whitestone REIT of $0.5 million

•	11.4% growth in net operating income (“NOI”) to $18.7 million

•	4.9% same store NOI growth

•	10.3% increase in Funds from Operations (“FFO”) Core to $10.6 million or $0.34 per share

•	15.8% increase in Annualized Base Rent (“ABR”) per leased square foot to $17.33

•	8.2% increase in rental rates on new and renewal leases on a GAAP basis (Trailing twelve months)

Full Year 2016 Compared to 2015:

•	11.8% growth in revenues to $104.4 million

•	17.5% growth in net income attributable to Whitestone REIT to $7.9 million

•	13.3% growth in NOI to $70.3 million

•	5.1% same store NOI growth

•	10.1% increase in FFO Core to $39.4 million

•	FFO Core per share of $1.34 compared to $1.35 in 2015

•	89.7% operating portfolio occupancy, up 200 basis points from December 31, 2015

“In 2016 our team executed on our strategy to produce sustained operating results as we leveraged our 'Ecommerce-resistant'
business model through the successful redevelopment and acquisition of properties in our targeted high growth markets,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “Furthermore, both the fourth quarter and full year were marked by significant improvement in our same store growth, NOI and in our operating portfolio occupancy that was up 200 basis points year-over-year. With our laser focus on neighborhood centers located on the best retail corners of affluent communities with favorable demographics, combined with our improving capital structure to support future growth, Whitestone is poised to drive additional and sustained shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2016, Whitestone wholly owned 55 Community Centered PropertiesTM with 4.6 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 27 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (5), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.

At the end of the fourth quarter, the Company's diversified tenant base was comprised of 1,224 tenants, with the largest tenant accounting for only 3.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the fourth quarter, the leasing team signed 98 leases totaling 257,395 square feet in new, expansion and renewal leases, compared to 104 leases totaling 257,904 square feet in the fourth quarter of 2015. The total lease value added during the quarter was $20.0 million compared to $19.0 million during the same period last year. For the full year, total lease value added was $77.0 million, up 25% when compared to 2015.

The Company's total operating portfolio occupancy stood at 89.7% at year end.

Acquisition Activity:

In 2016, the Company acquired two high-quality Community Centered PropertiesTM, located in Scottsdale, Arizona for an aggregate purchase price of approximately $72.5 million. The $72.5 million purchase price was paid by the Company in the form of 621,053 OP units, valued at $19 per unit and $60.7 million in cash. The OP units are redeemable for cash or, at our option, Whitestone REIT common shares on a one-for-one basis. The two properties add approximately 240,000 leasable square feet to our portfolio.

Disposition Activity:

In December 2016, the Company divested of 14 non-core properties for approximately $84 million through a transaction with Pillarstone Capital REIT (OTC: PRLE) (“Pillarstone”). Whitestone received operating partnership units (“OP Units”) of Pillarstone Capital REIT Operating Partnership, L.P. (“Pillarstone OP”) valued at approximately $18.1 million and Pillarstone OP assumed approximately $65.9 million of debt associated with the properties. Upon closing, Whitestone and Pillarstone own 81% and 19%, respectively, of the Pillarstone OP Units. Whitestone consolidates Pillarstone OP on its financial statements due to its significant equity ownership.

Also during 2016, the Company completed the sale of three Houston properties for aggregate consideration of $8.0 million. In conjunction with two of the sales, short-term seller financing of $1.7 million was provided. The Company realized a gain on sale of $4.1 million, including recognizing a $2.4 million gain on sale for the year ended December 31, 2016 and deferring the remaining $1.7 million gain on sale to be recognized upon receipt of principal payments on the financing provided by Whitestone.

Development Activity:

As of December 31, 2016, the Company had substantially completed construction at its Shops at Starwood Phase III property. Approximately $7.6 million in construction costs were incurred, including approximately $0.8 million in previously capitalized interest and real estate taxes. The 35,351 square foot Community Centered Property™ was 30% leased at year end and is located in Frisco, Texas, a northern suburb of Dallas, Texas, and adjacent to Shops at Starwood.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $84.8 million, or 10%, to $920.3 million at December 31, 2016 compared to December 31, 2015.

Liquidity, Debt and Credit Facility:

At December 31, 2016, 46 of the Company’s wholly-owned 55 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $666.1 million. At December 31, 2016 the Company had total real estate debt of $544.0 million, of which $357.4 million, or approximately 66%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.8% and the weighted average remaining term was 5.2 years.

At quarter end, Whitestone had $4.2 million of cash available on its balance sheet and $113.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On December 21, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2017, to be paid in three equal installments of $0.095 in January, February and March of 2017.

2017 Guidance

The Company expects net income attributable to Whitestone REIT for 2017 to range from $0.24 to $0.29 per share and FFO and FFO Core to range from $1.00 to $1.05 and $1.34 to $1.39 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, March 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (888) 554-1429
Toll Number (for international participants):        (719) 325-2173

The conference call will be recorded and a telephone replay will be available through March 10, 2017. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-29216
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            5157962

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Since the IPO in August 2010, Whitestone’s strategy has delivered compound annual growth rates of 39%, 22%, 24% and 31% in net income, revenue, NOI, and FFO Core, respectively. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS
Real estate assets, at cost
Property	$920,310	$835,538
Accumulated depreciation	(107,258)	(89,580)
Total real estate assets	813,052	745,958
Cash and cash equivalents	4,168	2,587
Restricted cash	56	121
Marketable securities	517	435
Escrows and acquisition deposits	6,620	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	19,951	15,466
Unamortized lease commissions and loan costs	8,083	8,178
Prepaid expenses and other assets	2,762	2,672
Total assets	$855,209	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$544,020	$497,955
Accounts payable and accrued expenses	28,692	24,051
Tenants' security deposits	6,125	5,254
Dividends and distributions payable	8,729	7,834
Total liabilities	587,566	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,468,563 and 26,991,493 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	29	27
Additional paid-in capital	396,494	359,971
Accumulated deficit	(141,695)	(116,895)
Accumulated other comprehensive gain (loss)	859	(129)
Total Whitestone REIT shareholders' equity	255,687	242,974
Noncontrolling interests:
Redeemable operating partnership units	11,941	4,017
Noncontrolling interest in Consolidated Partnership	15	—
Total noncontrolling interests	11,956	4,017
Total equity	267,643	246,991
Total liabilities and equity	$855,209	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2016	2015	2014
Property revenues
Rental revenues	$80,068	$71,843	$56,293
Other revenues	24,369	21,573	16,089
Total property revenues	104,437	93,416	72,382

Property expenses
Property operation and maintenance	19,709	18,698	15,405
Real estate taxes	14,383	12,637	9,747
Total property expenses	34,092	31,335	25,152

Other expenses (income)
General and administrative	23,922	20,312	15,274
Depreciation and amortization	22,457	19,761	15,725
Interest expense	19,239	14,910	10,579
Interest, dividend and other investment income	(429)	(313)	(90)
Total other expense	65,189	54,670	41,488

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	5,156	7,411	5,742

Provision for income taxes	(289)	(372)	(282)
Gain on sale of properties	3,357	—	—
Loss on sale or disposal of assets	(96)	(185)	(111)
Income from continuing operations	8,128	6,854	5,349

Income from discontinued operations	—	11	510
Gain on sale of property from discontinued operations	—	—	1,887
Income from discontinued operations	—	11	2,397

Net income	8,128	6,865	7,746

Redeemable operating partnership units	182	116	160
Non-controlling interests in Consolidated Partnership	15	—	—
Less: Net income attributable to noncontrolling interests	197	116	160

Net income attributable to Whitestone REIT	$7,931	$6,749	$7,586

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2016	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.26	$0.25	$0.23
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.26	$0.25	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.26	$0.24	$0.22
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.26	$0.24	$0.32

Weighted average number of common shares outstanding:
Basic	27,618	24,631	22,278
Diluted	28,383	25,683	22,793

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$8,128	$6,865	$7,746

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	929	46	(136)
Unrealized gain (loss) on available-for-sale marketable securities	82	(85)	96

Comprehensive income	9,139	6,826	7,706

Less: Net income attributable to noncontrolling interests	197	116	160
Less: Comprehensive income (loss) attributable to noncontrolling interests	23	(1)	—

Comprehensive income attributable to Whitestone REIT	$8,919	$6,711	$7,546

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$21,153	$19,417	$80,068	$71,843
Other revenues	7,212	6,178	24,369	21,573
Total property revenues	28,365	25,595	104,437	93,416

Property expenses
Property operation and maintenance	5,328	5,453	19,709	18,698
Real estate taxes	4,311	3,334	14,383	12,637
Total property expenses	9,639	8,787	34,092	31,335

Other expenses (income)
General and administrative	7,455	5,142	23,922	20,312
Depreciation and amortization	6,095	5,373	22,457	19,761
Interest expense	5,018	4,246	19,239	14,910
Interest, dividend and other investment income	(90)	(69)	(429)	(313)
Total other expense	18,478	14,692	65,189	54,670

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	248	2,116	5,156	7,411

Provision for income taxes	(42)	(98)	(289)	(372)
Gain on sale of properties	467	—	3,357	—
(Loss) gain on sale or disposal of assets	(106)	63	(96)	(185)
Income from continuing operations	567	2,081	8,128	6,854

Income from discontinued operations	—	8	—	11
Gain on sale of property from discontinued operations	—	—	—	—
Income from discontinued operations	—	8	—	11

Net income	567	2,089	8,128	6,865

Redeemable operating partnership units	20	38	182	116
Non-controlling interests in Consolidated Partnership	15	—	15	—
Less: Net income attributable to noncontrolling interests	35	38	197	116

Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.25
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.25
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.24
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$0.07	$0.26	$0.24

Weighted average number of common shares outstanding:
Basic	28,834	26,540	27,618	24,631
Diluted	29,486	27,560	28,383	25,683

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$567	$2,089	$8,128	$6,865

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	7,891	506	929	46
Unrealized gain (loss) on available-for-sale marketable securities	62	21	82	(85)

Comprehensive income	8,520	2,616	9,139	6,826

Less: Net income attributable to noncontrolling interests	35	46	197	116
Less: Comprehensive income (loss) attributable to noncontrolling interests	289	—	23	(1)

Comprehensive income attributable to Whitestone REIT	$8,196	$2,570	$8,919	$6,711

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$8,128	$6,854	$5,349
Net income from discontinued operations	—	11	2,397
Net income	8,128	6,865	7,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,457	19,761	15,725
Amortization of deferred loan costs	1,554	1,212	899
Amortization of notes payable discount	391	295	304
Gain on sale of marketable securities	—	(44)	—
Loss (gain) on sale or disposal of assets and properties	(3,261)	185	111
Bad debt expense	1,585	1,974	1,602
Share-based compensation	10,231	7,337	4,631
Changes in operating assets and liabilities:
Escrows and acquisition deposits	48	(2,576)	(1,998)
Accrued rent and accounts receivable	(6,070)	(5,606)	(3,668)
Unamortized lease commissions	(2,638)	(1,918)	(1,526)
Prepaid expenses and other assets	1,047	394	605
Accounts payable and accrued expenses	4,837	7,419	2,257
Tenants' security deposits	871	882	900
Net cash provided by operating activities	39,180	36,169	25,191
Net cash provided by operating activities of discontinued operations	—	11	450
Cash flows from investing activities:
Acquisitions of real estate	(60,616)	(147,950)	(129,439)
Additions to real estate	(22,036)	(12,719)	(9,330)
Proceeds from sales of properties	6,897	—	—
Proceeds from sales of marketable securities	—	496	—
Net cash used in investing activities	(75,755)	(160,173)	(138,769)
Net cash provided by investing activities of discontinued operations	—	—	7,311
Cash flows from financing activities:
Distributions paid to common shareholders	(31,911)	(28,457)	(25,539)
Distributions paid to OP unit holders	(729)	(489)	(550)
Proceeds from issuance of common shares, net of offering costs	30,014	49,649	6,458
Payments of exchange offer costs	—	—	(136)
Proceeds from revolving credit facility, net	59,000	107,500	85,300
Proceeds from notes payable	—	—	47,300
Repayments of notes payable	(14,335)	(2,847)	(3,306)
Payments of loan origination costs	—	(1,534)	(3,036)
Change in restricted cash	65	(121)	—
Repurchase of common shares	(3,948)	(1,357)	(24)
Net cash provided by financing activities	38,156	122,344	106,467
Net cash used in financing activities of discontinued operations	—	—	(2,905)
Net increase (decrease) in cash and cash equivalents	1,581	(1,649)	(2,255)
Cash and cash equivalents at beginning of period	2,587	4,236	6,491
Cash and cash equivalents at end of period	$4,168	$2,587	$4,236

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2016	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,287	$13,470	$9,562
Cash paid for taxes	$284	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$690	$57	$6,092
Financed insurance premiums	$1,060	$1,057	$888
Value of shares issued under dividend reinvestment plan	$114	$95	$94
Value of common shares exchanged for OP units	$125	$174	$1,484
Change in fair value of available-for-sale securities	$82	$85	$96
Change in fair value of cash flow hedge	$929	$(46)	$(136)
Debt assumed with acquisitions of real estate	$—	$—	$2,586
Acquisition of real estate in exchange for OP units	$8,738	$1,333	$—
Reallocation of ownership percentage between parent and subsidiary	$11	$—	$—

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of December 31, 2016
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$827,972	$92,338	$—	$920,310
Accumulated depreciation	(74,725)	(32,533)	—	(107,258)
Total real estate assets	753,247	59,805	—	813,052
Cash and cash equivalents	2,932	1,236	—	4,168
Restricted cash	56	—	—	56
Marketable securities	517	—	—	517
Escrows and acquisition deposits	4,346	2,274	—	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,999	2,792	160	19,951
Unamortized lease commissions and loan costs	6,933	1,150	—	8,083
Prepaid expenses and other assets	14,613	982	(12,833)	2,762
Total assets	$799,643	$68,239	$(12,673)	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$494,019	$65,474	$(15,473)	$544,020
Accounts payable and accrued expenses	25,686	3,746	(740)	28,692
Tenants' security deposits	5,129	996	—	6,125
Dividends and distributions payable	8,729	—	—	8,729
Total liabilities	533,563	70,216	(16,213)	587,566
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,468,563 and 26,991,493 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	29	—	—	29
Additional paid-in capital	394,931	(1,977)	3,540	396,494
Accumulated deficit	(141,695)	—	—	(141,695)
Accumulated other comprehensive loss	859	—	—	859
Total Whitestone REIT shareholders' equity	254,124	(1,977)	3,540	255,687
Redeemable operating partnership units	11,941	—	—	11,941
Noncontrolling interests in Consolidated Partnership	15	—	—	15
Noncontrolling interest in subsidiary	11,956	—	—	11,956
Total equity	266,080	(1,977)	3,540	267,643
Total liabilities and equity	$799,643	$68,239	$(12,673)	$855,209

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Year Ended December 31, 2016
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP (1)	Eliminations	Consolidated
Property revenues
Rental revenues	$79,130	$938	$—	$80,068
Other revenues	24,215	154	—	24,369
Intercompany management fees	74	—	(74)	—
Total property revenues	103,419	1,092	(74)	104,437

Property expenses
Property operation and maintenance	19,386	323	—	19,709
Real estate taxes	14,209	174	—	14,383
Intercompany management fees	—	74	(74)	—
Total property expenses	33,595	571	(74)	34,092

Other expenses (income)
General and administrative	23,922	—	—	23,922
Depreciation and amortization	22,172	285	—	22,457
Interest expense	19,109	156	(26)	19,239
Interest, dividend and other investment income	(455)	—	26	(429)
Total other expense	64,748	441	—	65,189

Income before gain (loss) on sale or disposal of assets and income taxes	5,076	80	—	5,156

Provision for income taxes	(289)	—	—	(289)
Gain on sale of properties	3,357	—	—	3,357
Gain (loss) on sale or disposal of assets	(96)	—	—	(96)

Net income	8,048	80	—	8,128

Redeemable operating partnership units	182	—	—	182
Non-controlling interests in Consolidated Partnership	15	—	—	15
Less: Net income attributable to noncontrolling interests	197	—	—	197

Net income attributable to Whitestone REIT	$7,851	$80	$—	$7,931

(1)    Amounts from period of ownership December 8, 2016 to December 31, 2016.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2016	2015	2016	2015	2014
Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749	$7,586
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets (2)	5,984	5,342	22,179	19,646	15,950
Loss (gain) on disposal or sale of assets (2)	(361)	(63)	(3,261)	185	(1,776)
Net income attributable to redeemable operating partnership units (2)	20	38	182	116	160
FFO	6,175	7,368	27,031	26,696	21,920

Adjustments to reconcile to FFO Core:
Share-based compensation expense	3,361	2,137	10,247	7,339	4,736
Acquisition costs	1,111	150	2,101	1,719	1,341
Rent support agreement payments received	—	—	—	—	156
FFO Core	$10,647	$9,655	$39,379	$35,754	$28,153

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,175	$7,368	$27,031	$26,696	$21,920
Distributions paid on unvested restricted common shares	(122)	(128)	(620)	(528)	(201)
FFO excluding amounts attributable to unvested restricted common shares	$6,053	$7,240	$26,411	$26,168	$21,719
FFO Core excluding amounts attributable to unvested restricted common shares	$10,525	$9,527	$38,759	$35,226	$27,952

Denominator:
Weighted average number of total common shares - basic	28,834	26,540	27,618	24,631	22,278
Weighted average number of total noncontrolling OP units - basic	1,103	500	642	430	471
Weighted average number of total commons shares and noncontrolling OP units - basic	29,937	27,040	28,260	25,061	22,749

Effect of dilutive securities:
Unvested restricted shares	652	1,020	765	1,052	515
Weighted average number of total common shares and noncontrolling OP units - diluted	30,589	28,060	29,025	26,113	23,264

FFO per common share and OP unit - basic	$0.20	$0.27	$0.93	$1.04	$0.95
FFO per common share and OP unit - diluted	$0.20	$0.26	$0.91	$1.00	$0.93

FFO Core per common share and OP unit - basic	$0.35	$0.35	$1.37	$1.41	$1.23
FFO Core per common share and OP unit - diluted	$0.34	$0.34	$1.34	$1.35	$1.20

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015	2014
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749	$7,586
General and administrative expenses	7,455	5,142	23,922	20,312	15,274
Depreciation and amortization	6,095	5,373	22,457	19,761	15,725
Interest expense	5,018	4,246	19,239	14,910	10,579
Interest, dividend and other investment income	(90)	(69)	(429)	(313)	(90)
Provision for income taxes	42	98	289	372	282
Gain on sale of properties	(467)	—	(3,357)	—	—
Loss (gain) on disposal of assets	106	(63)	96	185	111
Income from discontinued operations	—	(8)	—	(11)	(510)
Gain on sale of property from discontinued operations	—	—	—	—	(1,887)
Net income attributable to noncontrolling interests	35	38	197	116	160
NOI	$18,726	$16,808	$70,345	$62,081	$47,230

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$532	$2,051	$7,931	$6,749	$7,586
Depreciation and amortization	6,095	5,373	22,457	19,761	16,039
Interest expense	5,018	4,246	19,239	14,910	10,637
Provision for income taxes	42	98	289	372	292
Gain on sale of properties	(467)	—	(3,357)	—	—
Loss (gain) on disposal of assets	106	(63)	96	185	(1,776)
Net income attributable to noncontrolling interests	35	38	197	116	160
EBITDA (1)	$11,361	$11,743	$46,852	$42,093	$32,938

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2016	2016	2016	2016
Net income attributable to Whitestone REIT	$532	$949	$1,484	$4,997
Depreciation and amortization	6,095	5,449	5,521	5,392
Interest expense	5,018	4,669	4,748	4,804
Provision for income taxes	42	80	11	156
Gain on sale of properties	(467)	—	—	(2,890)
Loss (gain) on disposal of assets	106	(26)	18	(2)
Net income attributable to noncontrolling interests	35	15	25	91
EBITDA (1)	$11,361	$11,136	$11,807	$12,548

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2016	2015	(Decrease)	(Decrease)
Same Store (45 properties excluding development land)
Property revenues
Rental revenues	$16,472	$16,055	$417	3%
Other revenues	6,207	5,407	800	15%
Total property revenues	22,679	21,462	1,217	6%

Property expenses
Property operation and maintenance	3,845	4,160	(315)	(8)%
Real estate taxes	3,491	2,675	816	31%
Total property expenses	7,336	6,835	501	7%

Total same store net operating income	15,343	14,627	716	5%

Non-Same Store (5 properties excluding development land)
Property revenues
Rental revenues	1,409	183	1,226	670%
Other revenues	363	98	265	270%
Total property revenues	1,772	281	1,491	531%

Property expenses
Property operation and maintenance	300	145	155	107%
Real estate taxes	134	37	97	262%
Total property expenses	434	182	252	138%

Total Non-Same Store net operating income	1,338	99	1,239	1,252%

Consolidated Partnership (14 properties)
Property revenues
Rental revenues	3,272	3,179	93	3%
Other revenues	642	673	(31)	(5)%
Total property revenues	3,914	3,852	62	2%

Property expenses
Property operation and maintenance	1,183	1,148	35	3%
Real estate taxes	686	622	64	10%
Total property expenses	1,869	1,770	99	6%

Total Consolidated Partnership net operating income	2,045	2,082	(37)	(2)%

Total property net operating income	18,726	16,808	1,918	11%

Less total other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	18,159	14,727	3,432	23%

Income from continuing operations	567	2,081	(1,514)	(73)%
Income from discontinued operations, net of taxes	—	8	(8)	(100)%
Net income	$567	$2,089	$(1,522)	(73)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2016 to the three months ended December 31, 2015, Same Stores include properties owned before October 1, 2015.

(2)
We define “Non-Same Stores” as properties that have been acquired or developed since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2016 to the three months ended December 31, 2015, Non-Same Stores include properties acquired or developed between October 1, 2015 and December 31, 2016 and properties sold between October 1, 2015 and December 31, 2016, but not included in discontinued operations.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2016	2015	(Decrease)	(Decrease)
Same Store (40 properties excluding development land)
Property revenues
Rental revenues	$55,374	$53,438	$1,936	4%
Other revenues	17,161	16,255	906	6%
Total property revenues	72,535	69,693	2,842	4%

Property expenses
Property operation and maintenance	13,259	12,817	442	3%
Real estate taxes	8,701	8,740	(39)	—%
Total property expenses	21,960	21,557	403	2%

Total same store net operating income	50,575	48,136	2,439	5%

Non-Same Store (10 properties excluding development land)
Property revenues
Rental revenues	11,762	5,507	6,255	114%
Other revenues	4,880	2,727	2,153	79%
Total property revenues	16,642	8,234	8,408	102%

Property expenses
Property operation and maintenance	2,363	1,437	926	64%
Real estate taxes	3,362	1,459	1,903	130%
Total property expenses	5,725	2,896	2,829	98%

Total Non-Same Store net operating income	10,917	5,338	5,579	105%

Consolidated Partnership (14 properties)
Property revenues
Rental revenues	12,932	12,898	34	—%
Other revenues	2,328	2,591	(263)	(10)%
Total property revenues	15,260	15,489	(229)	(1)%

Property expenses
Property operation and maintenance	4,087	4,444	(357)	(8)%
Real estate taxes	2,320	2,438	(118)	(5)%
Total property expenses	6,407	6,882	(475)	(7)%

Total Consolidated Partnership net operating income	8,853	8,607	246	3%

Total property net operating income	70,345	62,081	8,264	13%

Less total other expenses, provision for income taxes and loss on disposal of assets	62,217	55,227	6,990	13%

Income from continuing operations	8,128	6,854	1,274	19%
Income from discontinued operations, net of taxes	—	11	(11)	(100)%
Net income	$8,128	$6,865	$1,263	18%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the year ended December 31, 2016 to the year ended December 31, 2015, Same Stores include properties owned before January 1, 2015.

(2)
We define “Non-Same Stores” as properties that have been acquired or developed since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the year ended December 31, 2016 to the year ended December 31, 2015, Non-Same Stores include properties acquired or developed between January 1, 2015 and December 31, 2016 and properties sold between January 1, 2015 and December 31, 2016, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Other Financial Information:(1)

Tenant improvements (2)	$934	$679	$2,814	$2,802
Leasing commissions (2)	$89	$641	$1,891	$1,818
Maintenance Capital	$682	$566	$2,627	$1,987
Scheduled debt principal payments	$572	$494	$2,175	$1,789
Straight line rent income	$521	$517	$1,758	$1,513
Market rent amortization income from acquired leases	$75	$102	$404	$282
Non-cash share-based compensation expense	$3,361	$2,137	$10,247	$7,339
Non-real estate depreciation and amortization	$57	$32	$225	$116
Amortization of loan fees	$611	$310	$1,554	$1,212
Acquisition costs	$1,111	$150	$2,101	$1,719
Undepreciated value of unencumbered properties	$688,751	$584,575	$688,751	$584,575
Number of unencumbered properties	50	50	50	50
Full time employees	106	95	106	95

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2016
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.4%	29,468
Operating partnership units outstanding	3.6%	1,103
Total	100.0%	30,571

Market price of common shares as of
December 31, 2016		$14.38

Total equity capitalization		439,611	45%

Debt Capitalization:
Outstanding debt		$545,512
Less: Cash and cash equivalents		(4,168)
		541,344	55%

Total Market Capitalization as of
December 31, 2016		$980,955	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2016	2016	2016	2016
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$11,361	$11,136	$11,807	$12,548

Interest expense	5,018	4,669	4,748	4,804
Less: amortization of loan fees	(310)	(313)	(315)	(315)
Interest expense, excluding amortization of loan fees (1)	4,708	4,356	4,433	4,489

Ratio of EBITDA to interest expense	2.4	2.6	2.7	2.8

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$545,512	$551,235	$502,192	$507,053
Less: Cash	(4,168)	(8,786)	(5,927)	(2,447)
Outstanding debt after cash	$541,344	$542,449	$496,265	$504,606

Undepreciated real estate assets (1)	$920,310	$918,562	$844,807	$838,220

Ratio of debt to real estate assets	59%	59%	59%	60%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2016	2016	2016	2016
Debt/EBITDA Ratio
Outstanding debt (1)	$545,512	$551,235	$502,192	$507,053
Less: Cash	(4,168)	(8,786)	(5,927)	(2,447)
Outstanding debt after cash	541,344	542,449	496,265	504,606

EBITDA (1)	$11,361	$11,136	$11,807	$12,548
Share based compensation	3,361	3,042	1,819	2,025
Acquisition costs	1,111	427	393	170
EBITDA, adjusted	15,833	14,605	14,019	14,743

Impact of partial quarter acquisitions and dispositions	—	1,288	—	—

Pro forma quarterly EBITDA, adjusted	15,833	15,893	14,019	14,743

Pro forma annualized EBITDA, adjusted (2)	63,332	63,572	56,076	58,972

Ratio of debt to pro forma EBITDA, adjusted	8.55	8.53	8.85	8.56

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2016	December 31, 2015
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,980	$10,220
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	34,166	35,146
$6.5 million 3.80% Note, due January 1, 2019	6,019	6,190
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,708	20,040
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	16,298	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (6)	7,869	7,886
$2.6 million 5.46% Note, due October 1, 2023	2,512	2,550
$11.1 million 5.87% Note, due August 6, 2016	—	11,305
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (7)	186,600	127,600
Total notes payable principal	545,512	499,747
Less deferred financing costs, net of accumulated amortization	(1,492)	(1,792)
	$544,020	$497,955

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 1 (as defined below) at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 2 (as defined below) at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 (as defined below) at 1.73%.

(5)	Promissory notes were transferred to Pillarstone OP in December 2016.

(6)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(7)	Unsecured line of credit includes certain Pillarstone properties that remained in our borrowing base.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2016
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2017	$2,381	$7,839	$10,220	1.9%
2018	$2,576	9,560	12,136	2.2%
2019	$2,392	192,257	194,649	35.7%
2020	$2,876	79,951	82,827	15.2%
2021	$1,918	50,000	51,918	9.5%
Thereafter	$4,479	189,283	193,762	35.5%
Total	$16,622	$528,890	$545,512	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties	2016	2016	2016	2016	2016
Whitestone	4,417,429	90%	90%	90%	89%
Pillarstone	1,531,737	81%	81%	81%	84%
Development, New Acquisitions (1)	139,996	63%	80%	79%	68%
Total	6,089,162	87%	87%	87%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Phoenix, Houston and Austin	$2,447	3.6%	11/14/1982	2017, 2020, 2020, 2021, 2024 and 2034
Bashas' Inc. (4)	Phoenix	936	1.3%	10/9/2004	2024 and 2029
Walgreens & Co. (5)	Phoenix and Houston	828	1.2%	11/14/1982	2017, 2027, 2049 and 2056
Dollar Tree (6)	Phoenix and Houston	724	1.1%	3/1/1998	2017, 2020, 2020, 2021, 2021, 2023 and 2027
Wells Fargo & Company (7)	Phoenix	655	1.0%	10/24/1996	2017 and 2018
Alamo Drafthouse Cinema	Austin	639	0.9%	2/1/2012	2027
University of Phoenix	San Antonio	530	0.8%	10/18/2010	2018
Kroger Co.	Dallas	483	0.8%	12/15/2000	2022
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	472	0.8%	2/11/2009	2020, 2023 and 2023
Ruth's Chris Steak House	Phoenix	466	0.7%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.7%	3/1/2008	2018
Petco (9)	Phoenix and Houston	453	0.6%	7/6/1998	2019 and 2026
Kindercare Learning Centers, Inc. (10)	Phoenix	367	0.5%	7/15/2000	2021 and 2035
Sterling Jewelers, Inc.	Phoenix	354	0.5%	11/23/2004	2020
Austin Diagnostic Clinic Association	Austin	319	0.5%	12/12/2011	2021
		$10,133	15.0%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2016 for each applicable tenant multiplied by 12.

(3)
As of December 31, 2016, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents approximately 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.6% of our total annualized base rental revenue.

(4)
As of December 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 1.0% of our total annualized base rental revenue.

(5)
As of December 31, 2016, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(6)
As of December 31, 2016, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in 2017, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $146,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)
As of December 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2017, was $114,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $541,000, which represents approximately 0.8% of our total annualized base rental revenue.

(8)
As of December 31, 2016, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.2% of our total annualized base rental revenue.

(9)
As of December 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $229,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents approximately 0.3% of our total annualized base rental revenue.

(10)
As of December 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $307,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $60,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
RENEWALS
Number of Leases	54	56	254	233
Total Square Feet (1)	123,113	125,155	634,105	493,331
Average Square Feet	2,280	2,235	2,496	2,117
Total Lease Value	$8,071,000	$7,854,000	$34,152,000	$27,225,000
NEW LEASES
Number of Leases	44	48	180	175
Total Square Feet (1)	134,282	132,749	487,226	472,566
Average Square Feet	3,052	2,766	2,707	2,700
Total Lease Value	$11,904,000	$11,135,000	$42,886,000	$34,544,000
TOTAL LEASES
Number of Leases	98	104	434	408
Total Square Feet (1)	257,395	257,904	1,121,331	965,897
Average Square Feet	2,626	2,480	2,584	2,367
Total Lease Value	$19,975,000	$18,989,000	$77,038,000	$61,769,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
RENEWALS
Number of Leases	33	31	168	156
Total Square Feet (1)	86,421	63,006	391,897	257,005
Average Square Feet	2,619	2,032	2,333	1,647
Total Lease Value	$7,150,000	$6,084,000	$28,000,000	$20,612,000
NEW LEASES
Number of Leases	30	39	115	122
Total Square Feet (1)	89,545	98,961	284,498	304,020
Average Square Feet	2,985	2,537	2,474	2,492
Total Lease Value	$10,108,000	$8,497,000	$32,607,000	$25,608,000
TOTAL LEASES
Number of Leases	63	70	283	278
Total Square Feet (1)	175,966	161,967	676,395	561,025
Average Square Feet	2,793	2,314	2,390	2,018
Total Lease Value	$17,258,000	$14,581,000	$60,607,000	$46,220,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2016	37	$10,517,254	124,838	6.6	$315,900	$2.53	$14.02	$13.68	$42,453	2.5%	$118,956	7.1%
3rd Quarter 2016	48	7,989,926	109,059	3.7	337,684	3.10	16.94	17.31	(40,803)	(2.1)%	104,838	5.8%
2nd Quarter 2016	49	9,458,018	140,801	3.4	364,434	2.59	16.09	16.15	(8,891)	(0.4)%	144,091	6.6%
1st Quarter 2016	59	7,355,714	90,001	4.2	212,194	2.36	18.57	17.72	76,642	4.8%	214,479	14.3%
Total - 12 months	193	$35,320,912	464,699	4.5	$1,230,212	$2.65	$16.21	$16.06	$69,401	0.9%	$582,364	8.2%

Comparable New Leases:
4th Quarter 2016	5	$3,681,027	48,715	9.6	$180,896	$3.71	$7.72	$7.58	$6,964	1.8%	$(266)	(0.1)%
3rd Quarter 2016	10	2,098,573	16,771	5.8	204,412	12.19	19.43	18.35	18,117	5.9%	34,591	11.7%
2nd Quarter 2016	10	1,065,356	17,379	4.0	24,318	1.40	14.43	18.70	(74,256)	(22.8)%	(35,956)	(12.4)%
1st Quarter 2016	6	1,038,551	10,524	5.9	62,455	5.93	16.69	15.72	10,192	6.2%	36,424	25.5%
Total - 12 months	31	$7,883,507	93,389	7.5	$472,081	$5.05	$12.08	$12.50	$(38,983)	(3.4)%	$34,793	3.1%

Comparable Renewal Leases:
4th Quarter 2016	32	$6,836,227	76,123	4.7	$135,004	$1.77	$18.04	$17.58	$35,489	2.6%	$119,222	9.3%
3rd Quarter 2016	38	5,891,353	92,288	3.3	133,272	1.44	16.49	17.12	$(58,920)	(3.7)%	70,247	4.7%
2nd Quarter 2016	39	8,392,662	123,422	3.3	340,116	2.76	16.32	$15.79	65,365	3.4%	180,047	9.6%
1st Quarter 2016	53	6,317,163	79,477	3.9	149,739	1.88	18.82	17.98	66,450	4.7%	178,055	13.1%
Total - 12 months	162	$27,437,405	371,310	3.7	$758,131	$2.04	$17.25	$16.96	$108,384	1.7%	$547,571	9.1%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2016	63	$18,961,325	196,746	6.0	$945,768	$4.81	16.57
3rd Quarter 2016	71	13,982,123	166,413	3.9	1,040,448	6.25	19.15
2nd Quarter 2016	72	19,351,294	217,752	4.8	1,672,797	7.68	16.40
1st Quarter 2016	77	10,842,507	144,364	4.6	902,791	6.25	15.43
Total - 12 months	283	$63,137,249	725,275	4.9	$4,561,804	$6.29	$16.88

New
4th Quarter 2016	30	$11,810,806	110,325	7.3	$796,948	$7.22	$15.09
3rd Quarter 2016	29	7,150,002	61,304	4.9	842,254	13.74	23.29
2nd Quarter 2016	33	10,958,632	94,330	6.8	1,332,681	14.13	16.49
1st Quarter 2016	23	4,450,183	63,612	5.5	752,398	11.83	11.12
Total - 12 months	115	$34,369,623	329,571	6.4	$3,724,281	$11.30	$16.25

Renewal
4th Quarter 2016	33	$7,150,519	86,421	4.3	$148,820	$1.72	18.46
3rd Quarter 2016	42	6,832,121	105,109	3.4	198,194	1.89	16.74
2nd Quarter 2016	39	8,392,662	123,422	3.3	340,116	2.76	16.32
1st Quarter 2016	54	6,392,324	80,752	3.9	150,393	1.86	18.83
Total - 12 months	168	$28,767,626	395,704	3.7	$837,523	$2.12	$17.41

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2016
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	425	1,062,912	17.5%	$14,850	18.2%	$13.97
2018	291	908,952	14.9%	14,598	17.9%	16.06
2019	247	681,980	11.2%	11,863	14.5%	17.39
2020	182	775,381	12.7%	11,987	14.7%	15.46
2021	183	582,323	9.6%	9,511	11.6%	16.33
2022	92	407,474	6.7%	5,367	6.6%	13.17
2023	36	184,094	3.0%	2,531	3.1%	13.75
2024	34	226,398	3.7%	3,358	4.1%	14.83
2025	23	73,181	1.2%	1,641	2.0%	22.42
2026	16	118,271	1.9%	1,672	2.0%	14.14
Total	1,529	5,020,966	82.4%	$77,378	94.7%	$15.41

(1)	Lease expirations table reflects rents in place as of December 31, 2016, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2016 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2016
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	301	662,754	14.5%	$11,029	16.0%	$16.64
2018	204	574,130	12.6%	11,014	16.0%	19.18
2019	202	533,344	11.7%	10,324	15.0%	19.36
2020	156	670,863	14.7%	10,875	15.8%	16.21
2021	156	453,637	10.0%	8,074	11.7%	17.80
2022	79	360,786	7.9%	4,938	7.2%	13.69
2023	31	142,676	3.1%	2,070	3.0%	14.51
2024	33	215,130	4.7%	3,184	4.6%	14.80
2025	23	73,181	1.6%	1,641	2.4%	22.42
2026	16	118,271	2.6%	1,672	2.4%	14.14
Total	1,201	3,804,772	83.4%	$64,821	94.1%	$17.04

(1)	Lease expirations table reflects rents in place as of December 31, 2016, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2016 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2017 FINANCIAL GUIDANCE

As of
March 1, 2017
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.24 - $0.29
FFO Core per common share and OP unit - diluted	$1.34 - $1.39
FFO per common share and OP unit - diluted	$1.00 - $1.05
Same Store Property NOI	3% - 5%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2017 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of March 1, 2017
Net income attributable to Whitestone REIT	$0.24	$0.29

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.76	0.76
FFO	$1.00	$1.05

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation and acquisition expenses	0.34	0.34
FFO Core	$1.34	$1.39

Whitestone REIT and Subsidiaries Property Details As of December 31, 2016

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2016	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	94%	$964	$14.12	$14.60
Anthem Marketplace	Phoenix	2000	113,293	93%	1,695	16.09	16.33
Bellnott Square	Houston	1982	73,930	41%	317	10.46	10.46
Bissonnet Beltway	Houston	1978	29,205	84%	332	13.53	13.61
The Citadel	Phoenix	2013	28,547	95%	435	16.04	16.41
City View Village	San Antonio	2005	17,870	86%	458	29.80	28.18
Davenport Village	Austin	1999	128,934	85%	2,571	23.46	25.44
Desert Canyon	Phoenix	2000	62,533	93%	770	13.24	13.43
Fountain Hills	Phoenix	2009	111,289	89%	1,703	17.19	17.47
Fountain Square	Phoenix	1986	118,209	89%	1,747	16.61	16.30
Fulton Ranch Towne Center	Phoenix	2005	113,281	89%	1,707	16.93	18.13
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	845	17.10	17.73
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,497	21.25	22.93
Headquarters Village	Dallas	2009	89,134	98%	2,386	27.31	28.80
Keller Place	Dallas	2001	93,541	96%	925	10.30	10.23
Kempwood Plaza	Houston	1974	101,008	90%	862	9.48	9.47
La Mirada	Phoenix	1997	147,209	84%	2,462	19.91	20.09
Lion Square	Houston	2014	117,592	94%	1,346	12.18	12.23
The Marketplace at Central	Phoenix	2012	111,130	98%	942	8.65	8.42
Market Street at DC Ranch	Phoenix	2003	242,459	90%	4,184	19.17	19.24
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	69%	1,606	19.60	20.14
Paradise Plaza	Phoenix	1983	125,898	92%	1,644	14.19	14.09
Parkside Village North	Austin	2005	27,045	96%	758	29.20	30.39
Parkside Village South	Austin	2012	90,101	100%	2,255	25.03	26.61
Pima Norte	Phoenix	2007	35,110	61%	365	17.04	18.21
Pinnacle of Scottsdale	Phoenix	1991	113,108	97%	2,109	19.22	19.59
The Promenade at Fulton Ranch	Phoenix	2007	98,792	58%	964	16.82	17.70
Providence	Houston	1980	90,327	95%	797	9.29	9.74
Quinlan Crossing	Austin	2012	109,892	90%	2,235	22.60	23.53
Shaver	Houston	1978	21,926	98%	291	13.54	13.03
Shops at Pecos Ranch	Phoenix	2009	78,767	90%	1,475	20.81	20.67
Shops at Starwood	Dallas	2006	55,385	95%	1,467	27.88	30.83
The Shops at Williams Trace	Houston	1985	132,991	97%	1,876	14.54	14.67
South Richey	Houston	1980	69,928	98%	673	9.82	9.98
Spoerlein Commons	Chicago	1987	41,455	86%	733	20.56	20.64
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,520	21.42	21.18
SugarPark Plaza	Houston	1974	95,032	89%	899	10.63	10.88
Sunridge	Houston	1979	49,359	65%	378	11.78	11.38
Sunset at Pinnacle Peak	Phoenix	2000	41,530	92%	658	17.22	17.30
Terravita Marketplace	Phoenix	1997	102,733	96%	1,340	13.59	13.42
Torrey Square	Houston	1983	105,766	84%	771	8.68	8.78
Town Park	Houston	1978	43,526	98%	857	20.09	20.11
Village Square at Dana Park	Phoenix	2009	323,026	92%	6,023	20.27	20.87
Westchase	Houston	1978	49,573	86%	523	12.27	13.84
Williams Trace Plaza	Houston	1983	129,222	92%	1,660	13.96	14.05
Windsor Park	San Antonio	2012	196,458	97%	2,093	10.98	10.65
Woodlake Plaza	Houston	1974	106,169	91%	1,617	16.74	17.00
Total/Weighted Average - Whitestone Properties			4,417,429	90%	65,735	16.53	16.91

Whitestone Development Properties:
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	$—	$—	$—
Seville	Phoenix	1990	90,042	86%	2,573	33.23	34.00
Shops at Starwood Phase III	Dallas	2016	35,351	30%	404	38.09	39.89
Total/Weighted Average - Development Properties (4)			139,996	63%	2,977	33.75	34.65

Total/Weighted Average - Whitestone Properties			4,557,425	89%	68,712	16.94	17.33

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	84%	$1,445	13.67	$12.90
Corporate Park Northwest	Houston	1981	174,359	82%	1,656	11.58	11.66
Corporate Park West	Houston	1999	175,665	82%	1,561	10.84	10.59
Corporate Park Woodland	Houston	2000	99,937	94%	956	10.18	10.49
Corporate Park Woodland II	Houston	2000	16,220	95%	227	14.73	14.34
Dairy Ashford	Houston	1981	42,902	29%	102	8.20	8.28
Holly Hall Industrial Park	Houston	1980	90,000	91%	739	9.02	8.30
Holly Knight	Houston	1984	20,015	85%	332	19.51	18.93
Interstate 10 Warehouse	Houston	1980	151,000	88%	571	4.30	4.46
Main Park	Houston	1982	113,410	78%	664	7.51	7.39
Plaza Park	Houston	1982	105,530	61%	541	8.40	8.54
Uptown Tower	Dallas	1982	253,981	77%	3,088	15.79	17.48
Westbelt Plaza	Houston	1978	65,619	85%	495	8.87	9.09
Westgate Service Center	Houston	1984	97,225	87%	592	7.00	7.39
Total/Weighted Average - Pillarstone Properties			1,531,737	81%	12,969	10.45	10.64

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,089,162	87%	$81,681	$15.42	$15.79

(1)
Calculated as the tenant's actual December 31, 2016 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2016. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2016 equaled approximately $257,000 for the month ended December 31, 2016.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of December 31, 2016. Excludes vacant space as of December 31, 2016.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2016, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2016.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of December 31, 2016, these parcels of land were held for development and, therefore, had no gross leasable area.

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON Williams Trace Plaza • The Shops at William Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Corporate Park Woodland II • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

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